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EXHIBIT 23.1







INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated April 18, 2002 in this Registration Statement on Form SB-2 of Concentrax, Inc.

We also consent to the references to us under the heading "Experts" in such Document.


September 3, 2002

/s/ Malone & Bailey, PLLC
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Malone & Bailey, PLLC
Houston, Texas